UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2014

SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	000-50142 (Commission File Number)	20- 4956638 (I.R.S. Employer Identification No.)

3400 Douglas Boulevard, Suite 285
Roseville, California 95661-3875
(Address and telephone number of principal executive offices) (Zip Code)

(916) 770-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2014, Solar Power, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”), whereby the Company agreed to issue, and each of the purchasers named on Schedule I to the Purchase Agreement agreed to purchase, 41,240,000 shares of common stock of the Company (the “Purchase Shares”), par value US$0.0001 per share (the “Common Shares”) for an aggregate purchase price of US$48,250,800 (the “Purchase Price”) pursuant to the terms of the Purchase Agreement and subject to customary closing conditions (the “Private Placement”).

On September 22, 2014, the Company also entered into an option agreement (the “Option Agreement”), whereby the Company agreed to grant Home Value Holding Co., Limited (“Home Value”) an option (the “Option”) to purchase from the Company 17,200,000 Common Shares (the “Additional Purchase Shares”) for an aggregate purchase price of US$20,125,000 (the “Additional Purchase Price”) on or prior to November 21, 2014, pursuant to the terms of the Option Agreement and subject to customary closing conditions.

The foregoing summary of the terms and conditions of the Purchase Agreement and the Option Agreement do not purport to be complete and is qualified in its entirety by reference to the full text of the agreement attached hereto as Exhibits 10.1 and Exhibit 10.2 and which are hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Purchase Agreement and the Option Agreement discussed in Item 1.01, the Company agreed to issue the Purchase Shares for the Purchase Price on the closing date of the Private Placement pursuant to the terms and conditions of the Purchase Agreement. The Company agreed to authorize the issuance of the Additional Purchase Shares for the Additional Purchase Price upon exercise of the Option by Home Value, pursuant to the terms and conditions of the Option Agreement.

The proposed issuance of the Common Shares as aforementioned is exempt from registration upon reliance of Regulation S promulgated under the Securities Act of 1933, and amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Purchase Agreement by and between Solar Power, Inc. and each of the purchasers listed on Schedule I thereto dated September 22, 2014
10.2	Option Agreement by and between Solar Power, Inc. and Home Value Holding Co., Limited dated September 22, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation

Dated: September 23, 2014	/s/ Amy Jing Liu Amy Jing Liu

3